AMERICAN BINGO & GAMING CORP.

                             STOCK PURCHASE WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF TEXAS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OF THE ISSUER. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS OF THIS CERTIFICATE ONLY IN
ACCORDANCE  WITH  THE  ABOVE  INSTRUCTIONS.

     This STOCK PURCHASE WARRANT (the "Warrant") is issued as of the 19th day of March, 1998, by American Bingo & Gaming Corp., a Delaware corporation (herein called the "Corporation"), to _______________________________________________
____________________________ (herein, together with its permitted transferees, when appropriate, called the "Holder").

                                   WITNESSETH:
                                   ----------

     WHEREAS, the Corporation and Holder entered into a letter agreement, dated February 6, 1998, pursuant to which the Corporation engaged Holder to provide financial consulting and investment banking advice;

     WHEREAS, pursuant to said letter agreement, the Corporation was obligated to issue to Holder a warrant to purchase ___________ shares of the Corporation's common stock, $0.01 par value (the "Common Stock");

     WHEREAS, on February 6, 1998, the Board of Directors of the Corporation (the "Board") authorized issuance to the Holder the warrant required by said letter agreement;

     WHEREAS, on March 19, 1998, the Holder transferred a portion of the warrant pursuant to the terms thereof,

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the Corporation hereby certifies as follows:

     1. The Corporation hereby issues to the Holder a warrant to purchase, subject to the terms and conditions hereinafter set forth, _____________ shares of Common Stock (the "Shares") at a per share purchase price equal to $3.875 (the "Warrant Price").

     2. The Warrant shall terminate at 5:00 p.m., Austin time, on February 5, 2004, unless sooner terminated pursuant to Paragraph 8 hereof.

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     3. The Warrant shall vest and become fully exercisable on February 6, 1999.

     4. The Shares may be purchased by delivering to the Secretary of the Corporation from time to time a written notice specifying the number of Shares that the Holder then desires to purchase, together with (i) payment of the Warrant Price for such number of shares in the manner set forth in Paragraph 5 hereof and (ii) such other instruments or agreements duly signed by the Holder as in the opinion of counsel for the Corporation may be necessary or advisable in order that the issuance of such number of Shares shall comply with applicable rules and regulations under the Securities Act of 1933 (the "Act"), any appropriate state securities laws or any requirement of the National Association of Securities Dealers, Inc. or any national securities exchange on which the Common Stock may be traded. In such regard, the Corporation may require the Holder to represent in writing that the Shares being acquired are for investment purposes only and not with a view to distribution. As soon as practicable after the purchase of Shares pursuant to the Warrant, in whole or in part, the Corporation will deliver to the Holder a certificate for the number of Shares so purchased, issued in the Holder's name. Such stock certificate shall carry such appropriate legend, and such written instructions shall be given to the Corporation's transfer agent, as may be deemed necessary or advisable by counsel to the Corporation to satisfy the requirements of the Act or any state securities laws. The Corporation shall not be required to issue or deliver any certificates for Shares purchased pursuant to the Warrant prior to the obtaining of any approval from any governmental agency that the Corporation shall, in its sole discretion, determine to be necessary or advisable. In no event may a fractional share of Common Stock be issued pursuant to the Warrant (before or after any adjustment or substitution pursuant to Paragraph 7 or 8 hereof). If at any time the Holder purchases less than the full number of Shares purchaseable pursuant to this Warrant, the Corporation shall forward to Holder a replacement warrant in the form hereof covering the number of Shares remaining subject to this Warrant, unless the Warrant has terminated.

     5. Payment of the Warrant Price for the Shares being purchased pursuant hereto shall be made by delivery by the Holder to the Corporation of a cashier's check payable in United States currency (unless a personal check shall be acceptable to the Corporation) to the order of the Corporation.

     6. Shares to be issued upon the exercise of the Warrant may, at the election of the Corporation, be either authorized and unissued Common Stock, or Common Stock previously issued and reacquired.

     7. In the event that a dividend payable in shares of Common Stock shall be hereafter declared upon the Common Stock, the number of Shares then subject to the Warrant shall be adjusted by adding to each such Share the number of shares that would be distributable thereon if such Share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend, and the Warrant Price shall be proportionately adjusted. In the event that a stock split or reverse stock split shall be hereafter declared upon the Common Stock, the number of Shares then subject to the Warrant shall be adjusted by increasing or decreasing, as appropriate, the number of Shares, and the Warrant Price shall be proportionately adjusted. In the event that the outstanding Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock

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split,  combination  of  shares,  merger  or consolidation, then, subject to the provisions of Paragraph 8 hereof, there shall be substituted for each Share the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, and the Warrant Price of such stock or other securities shall be proportionately adjusted. In the event there shall be any change, other than as specified above, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which Common Stock shall have been changed or for which it shall have been exchanged, then if the Board shall in good faith determine that such change equitably requires an adjustment in the number or kind of shares then subject to the Warrant, such adjustment shall be made by the Board and shall be effective and binding for all purposes.

     8. Notwithstanding the foregoing, if the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation or where the Corporation will be a wholly owned subsidiary of another corporation, or if the Corporation sells or otherwise disposes of all or substantially all its property or assets to another corporation while the Warrant remains outstanding (a "Transaction"), the Warrant may be terminated by the Board as of the effective date of any Transaction, provided that (i) the Transaction results in a change of control of the Corporation rather than a mere change of form or domicile of the Corporation,
(ii) written notice of such termination is given to the Holder not later than 30 days prior to the effective date of the Transaction, (iii) the Warrant shall immediately vest, notwithstanding the vesting provisions of Paragraph 3 hereof, and (iv) the Holder shall have the right to exercise the Warrant in full prior to, or effective as of, the effective date of the Transaction.

     9. The Holder shall not be or have any of the rights or privileges of a stockholder of the Corporation in respect to any of the Shares unless and until certificates representing the Shares shall have been issued and delivered to the Holder.

     10. Any notice relating to this Warrant shall be in writing and delivered in person or by certified mail, return receipt requested, to the Corporation at the Corporation's main office, 515 Congress Ave., Suite 1200, Austin, Texas 78701, or to such other address as may be hereafter specified by the Corporation, to the attention of its Secretary. All notices to the Holder shall be delivered to the Holder at the Holder's address set forth above.

     11. Any payment or any issuance or transfer of Shares to the Holder or his legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board may require the Holder, or his legal representative, heir, legatee or distributee, as a condition precedent to such payment, issuance, or transfer, to execute a release and receipt therefor in such form as the Corporation shall determine.

     12. No provision of this Warrant may be waived, modified, amended, abridged, supplemented or terminated except in writing by the Corporation with the Holder's consent.

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     13.  This  Warrant  shall be governed  by, and  construed  and  enforced in accordance with, the laws of the State of Texas applicable to contracts made and performed within that state.

     14. In the event of a dispute between the Corporation and the Holder with respect to this Warrant or the Shares, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses and any costs associated with any such dispute.

     15. In the event any provision of this Warrant shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but shall be fully severable, and the Warrant shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     16. The Warrant may not be transferred or assigned in any manner by the Holder, except (i) to persons who are officers, directors, or managing partners of the initial Holder to whom the Warrant was issued; (ii) to persons who are officers, directors, or managing partners of the corporation or partnership owning all of such initial Holder's outstanding voting securities (the "Parent"); (iii) to the successor in a merger or consolidation of such initial Holder or the Parent; (iv) to the purchaser of all or substantially all of such initial Holder's assets; (v) to such initial Holder's shareholders or partners in the event it is liquidated or dissolved; (vi) by operation of law to a Holder's heirs or devisees, or in the case of any estate or trust, its distributees or beneficiaries; and (vii) pursuant to a domestic relations order. The terms and provisions of this Warrant shall be binding upon the Holder and its legal representatives, upon the Corporation, its successors and assigns, and upon the Board and its successors.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed in its name by its Chairman of the Board on the date and year first above written.

                           AMERICAN  BINGO  &  GAMING  CORP.


                           By:  ________________________
                                Greg  Wilson
                                Chairman  of  the  Board

                  LIST OF PERSONS HOLDING WARRANTS PURSUANT TO
                         FORM OF STOCK PURCHASE WARRANT


                           Holder       Number of Shares
                      ----------------  ----------------
                      Gaines  Berland             65,000
                      Peter  Blum                 14,000
                      Steven  Blumberg            14,000
                      Lisa  Evanchuk               7,000
                                                 -------
                      Total                      100,000
                                                 =======

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